Exhibit 10.206
RELEASE
The following Release (the “Agreement”) sets forth the agreement between Liberty Mutual Insurance Company on behalf of itself and its subsidiaries, parent companies, and affiliates, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, Liberty Mutual), and Michael H. Hughes (Employee) concerning Liberty Mutual’s payment of certain compensation and benefits to Employee pursuant to the Change in Control Severance Agreement by and between Safeco Corporation and Employee effective March 28, 2007 (as amended by that certain Amendment to Change in Control Severance Agreement dated May 15, 2009, and that certain Confirmation of Change in Control Severance Agreement Terms dated as of September 15, 2008, as so amended the “CIC Agreement”).
     1. CIC Payment. Employee acknowledges that the payments referred to in Section 6.1(A) of the CIC Agreement are the only payments that are due to the Employee as of the date of Employee’s execution of this Agreement pursuant to Section 6.1(A) of the CIC Agreement. The amount that is due to Employee pursuant to Section 6.1(A) of the CIC Agreement is $5,372,325 (the “CIC Payment), minus applicable withholdings required by federal, state and local laws.
          (a) Liberty Mutual shall not be obligated pursuant to Section 6.1(A) of the CIC Agreement to pay Employee or provide Employee with any compensation other than the CIC Payment.
          (b) Employee agrees that the payments made by Liberty Mutual under this Agreement constitute adequate consideration for the release of claims set forth in Section 3 below.
     2. Conditions Applying to CIC Payment. Employee acknowledges and agrees that the CIC Payment set forth in Section 1 of this Agreement is, for purposes of any and all compensation plans, programs or other agreements or arrangements of Liberty Mutual, a welfare benefit and does not constitute a wage earned by Employee by virtue of Employee’s employment with Liberty Mutual. None of the payments described in this Agreement shall be subject to matching, contributions or included as benefits eligible earnings under any Liberty Mutual benefit plan or policy.
     3. Release of Claims. Employee hereby knowingly and voluntarily releases and forever discharges Liberty Mutual and its respective subsidiaries, parent, affiliates and related entities, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, “Liberty Mutual”) and its or their present and former officers, directors, employees, agents, successors and assigns, of and from any and all claims, known or unknown that Employee, (including Employees heirs, executors, administrators, successors, and assigns) has or may have under Section 6.1(A) of the CIC Agreement as of the date of Employee’s execution of this Agreement. This includes a release of

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     (a) any rights or claims that Employee may have pursuant to the Safeco Executive Severance Guidelines, other than for the CIC Payment described in Section 1 of this Agreement;
     (b) any rights or claims that Employee may have pursuant to the Safeco Long Term Incentive Plan, Safeco Leadership Performance Plan, Safeco Performance Incentive Compensation Plan, Safeco Success Sharing Plan, Safeco Sales Incentive Plan, Surety Plan, and/or any other compensation, incentive and/or bonus plans in which Employee may claim to have participated; and
     (c) any rights or claims that Employee may have pursuant to the Employee Retirement Income Security Act of 1974, as amended, but only with respect to the Safeco Executive Severance Guidelines, Safeco Group Short Term Disability Plan, and Safeco Group Long Term Disability Plan.
Notwithstanding the foregoing, Employee is not waiving his right to bring claims that cannot be released as a matter of law. Further, nothing in this Agreement, including the release of claims set forth in this Section 3, shall be construed to have any effect upon Employee’s receipt of benefits for which Employee is otherwise eligible or entitled to receive (i) pursuant to the terms of any Safeco Insurance Company Retirement Plan, Safeco Cash Balance Plan, or Safeco’s Deferred Compensation Plan for Executives, (ii) any other Liberty Mutual benefit plan, (iii) any provision of the CIC Agreement other than Section 6.1(A) or (iv) any claim for workers compensation benefits.
     4. No Other Payments Due. Employee affirms that Employee has been paid and/or has received all compensation and benefits which were due and payable to Employee under Section 6.1 (A) of the CIC Agreement as of the date of Employee’s execution of this Agreement.
     5. Non-admission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for the release set forth in this Agreement shall be deemed or construed at any time for any purpose as an admission by Liberty Mutual of any liability or unlawful conduct of any kind.
     6. Governing Law and Interpretation. Employee agrees that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Notwithstanding the foregoing, in the event a court of competent jurisdiction declares that this Agreement is governed by the law of another state, the Agreement shall remain in full force and effect. Should any provision of the Agreement be declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the release of claims language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the release of claims language is found by a court of competent jurisdiction to be unenforceable, Employee agrees that the remainder of Section 3 shall remain in full force and effect, that Liberty Mutual may rewrite this Agreement to cure the defect, and that Employee shall execute the rewritten agreement upon request of Liberty Mutual without any additional monies, benefits and/or compensation therefor.
     7. Entire Agreement. This Agreement sets forth the entire agreement

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between Employee and Liberty Mutual and shall supersede any and all prior agreements or understandings, express or implied, whether written or oral, between the parties, except that, if Employee previously entered into any agreement(s) with Liberty Mutual containing provisions governing confidential information and assignment of inventions, trade secrets, non-competition or non-solicitation, such provisions shall remain in full force and effect, Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to sign this Agreement which are not reflected in this Agreement.
     8. Amendment. This Agreement may not be amended except by a written agreement signed by both parties.
     9. Right to Revoke. Employee understands that Employee has the right to revoke this Agreement at any time during the seven (7) calendar day period following the date on which Employee first signs the Agreement. If Employee wants to revoke, Employee must make a revocation in writing which states: “I hereby revoke my acceptance of the Release.” This written revocation must be delivered by hand within the seven-day revocation period, or sent by overnight service or certified mail with a postmark dated before the end of the seven-day revocation period to: Francis Hyatt, Vice President and Manager, Benefits and Employee Relations, 175 Berkeley Street, Boston, MA 02117; otherwise the revocation will not be effective. If Employee revokes this Agreement, Employee will not be entitled to receive the consideration referenced in Section 1 unless be thereafter executes a release substantially in the form hereof.
     10. Effective Date. This Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period described in Section 9 above.
EMPLOYEE UNDERSTANDS THAT EMPLOYEES RIGHT TO RECEIVE THE CIC PAYMENT REFERENCED IN THIS AGREEMENT IS SUBJECT TO EMPLOYEE’S COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT EMPLOYEE ALSO UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE WILL BE WAIVING EMPLOYEE’S RIGHTS UNDER FEDERAL, STATE AND LOCAL LAW TO BRING ANY CLAIMS THAT EMPLOYEE HAS OR MIGHT HAVE AGAINST LIBERTY MUTUAL UNDER SECTION 6.1(A) OF THE CIC AGREEMENT.
[SEAL]
EMPLOYEE HAS 21 DAYS TO CONSIDER THIS AGREEMENT, LIBERTY MUTUAL ADVISES EMPLOYEE TO CONSULT WITH AN ATTORNEY (AT EMPLOYEE’S OWN EXPENSE) PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE’S SIGNATURE BELOW CONSTITUTES EMPLOYEE’S ACKNOWLEDGEMENT THAT EMPLOYEE HAS BEEN SO ADVISED, THAT EMPLOYEE HAS READ THE AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS TERMS, AND THAT EMPLOYEE KNOWINGLY AND VOLUNTARILY AGREES TO BE BOUND BY IT.

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Executed this 6th day of October, 2009.
IN WITNESS WHEREOF, Employee has executed this Release as of the date set forth below.

UNDERSTOOD, ACCEPTED AND AGREED
Signed:	/s/ Michael H. Hughes
	Name [please print]:	Michael H. Hughes
Date: 10/6/09

Liberty Mutual Insurance Company
By:
Francis J. Hyatt
Vice President & Manager Employee Relations and Benefits

Please mail all pages of the original release, including your initials on all pages and your dated signature to: Francis Hyatt, Liberty Mutual Group, 175 Berkeley Street, Boston, MA

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